Exhibit 4.39

EFFECTIVE AS OF THE 24TH DAY OF APRIL 2009

__________________________________________

THE GLOBAL SOURCES

DIRECTORS SHARE GRANT AWARD PLAN

__________________________________________

CONTENTS

Section                      Heading

1.	Name of the Plan

2.	Purpose of the Plan

3.	Shares Subject to the Plan

4.	Grants to Eligible Persons

5.	Non-transferability

6.	Adjustments

7.	Vesting of Shares

8.	Plan Duration

9.	Administration

10.	Terminating Transactions

11.	Government Regulations

12.	Costs and Expenses

13.	Amendment of Termination of the Plan

14.	Effective Date of the Plan

15.	Limitation of Liability

16.	Governing Law and Jurisdiction

17.	Status of the Plan

Annex                       Form of Share Award Certificate

Schedule 1               Certain Other Conditions Relating to the Award of Shares

THE GLOBAL SOURCES
DIRECTORS SHARE GRANT AWARD PLAN

1.	Name of the Plan

1.1	This equity compensation plan shall be known as “The Global Sources Directors Share Grant Award Plan” (the “Plan”).

1.2
This Plan is made pursuant to The Global Sources Equity Compensation (2007) Master Plan (the “Master Plan”), and constitutes a supplementary or subsidiary document to (and shall form an integral part of and be read in conjunction with) the Master Plan.

2.	Purpose of the Plan

2.1
The purpose of this Plan is to make awards of common shares of US$0.01 each (the “Shares”) in Global Sources Ltd. (the “Company”), a company incorporated in Bermuda, through The Global Sources Equity Compensation Trust 2007 (the “Trust”) to Eligible Persons as set out in Section 4.

3.	Shares Subject to the Plan

3.1
The Trust has been established pursuant to a Declaration of Trust dated 28 November 2006 (“Trust Document”) by Appleby Trust (Bermuda) Limited (now known as “Appleby Services (Bermuda) Limited”) (the “Trustee”), and the trusts set out therein have been accepted by the Trustee.

3.2
All Awarded Shares (as defined in Section 4.3) awarded to a Grantee (as defined in Section 4.2) shall be issued and allotted by the Company to the Trustee (which Awarded Shares so issued and allotted shall form part of the Trust property to be held by the Trustee as trustee of the Trust), and shall be eligible for the subsequent transfer (and shall be subsequently transferred) by the Trustee to the respective Grantee pursuant to this Plan, subject to and in accordance with the vesting rules and other applicable provisions of this Plan.

3.3
A plan committee (the “Plan Committee”) has been constituted to (amongst other things) determine the award and allocation of the grant of Shares and other benefits to the Grantees, with such powers, functions, rights, responsibilities and terms of reference as are provided for, and/or contemplated, by the Master Plan and/or the Trust Document.

4.	Grants to Eligible Persons

4.1
In this Plan, “Eligible Person” shall mean any person who, on or after the Commencement Date (as defined in Section 14.1) hereof, is a director of the Company at the time an award of Shares is made to him or her under this Plan.

4.2
Each Eligible Person shall be eligible to receive awards of Shares under this Plan. The Plan Committee shall select and determine (in its sole and absolute discretion) which Eligible Persons shall receive awards of Shares (the persons receiving such awards of Shares being hereinafter referred to collectively as the “Grantees” and individually as a “Grantee”).

4.3
The number of Shares to be awarded to a Grantee (“Awarded Shares”) shall be determined by the Plan Committee (in its sole and absolute discretion) at the time of the award. Such Awarded Shares shall vest in accordance with the provisions of Section 7.

5.	Non-transferability

5.1	Any Shares awarded under this Plan shall be non-transferable except in accordance with the provisions of Section 7.1(a)(ii) hereof and/or paragraph 1 of Schedule 1 hereto.

6.	Adjustments

6.1
If the outstanding Shares then subject to this Plan are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganisations, recapitalisations, stock splits, reverse stock splits, stock dividends and the like, appropriate adjustments shall be made in the number and/or type of the outstanding Shares as shall be directed by the Plan Committee.  Any such adjustment in outstanding Shares shall be made in order to preserve, but not to increase or decrease, the benefits to the Grantees existing immediately prior to the event giving rise to such adjustment.

7.	Vesting of Shares

7.1
Provided that the Grantee is “in good standing” (the definition and determination of which shall be at the sole and absolute discretion of the Plan Committee) at the time of the award and remains in good standing at the time of vesting, Shares awarded under this Plan shall vest in the Grantee at the end of four (4) years after such effective date as may be specified by the Plan Committee (or in accordance with such other vesting schedule as may be determined by the Plan Committee in its sole and absolute discretion) at the time the Shares are awarded, subject to the following:

(a)	In the case of every Share awarded hereunder:

(i)
if, before all the Awarded Shares are vested in accordance with their applicable vesting schedule(s), a Grantee ceases to be a director of the Company, by virtue of resignation or retirement, or for any reason other than death, then all Awarded Shares which have not yet vested at the time of such cessation shall not be forfeited, but shall vest in the Grantee in accordance with their applicable vesting schedule(s); subject however to the provisions of Section 7 (a)(iii) below; or

(ii)
if, before all the Awarded Shares are vested in accordance with their applicable vesting schedule(s), a Grantee shall die, then all Awarded Shares which have not yet vested at the time of death shall immediately vest, and the person or persons to whom the Grantee’s rights to the Awarded Shares shall have lawfully passed, whether by will, by the applicable laws of succession or otherwise, shall be entitled to receive such Awarded Shares; or

(iii)
if, before all the Awarded Shares are vested in accordance with their applicable vesting schedule(s), a Grantee shall become a director, officer or employee of, or a consultant or advisor to, or an independent contractor of, a Competitor (or any parent, subsidiary or affiliate thereof); or he or she ceases to be of “good standing” (the definition and determination of shall be at the sole and absolute discretion of the Plan Committee); or he or she does anything, or conducts himself or herself in a manner, which is prejudicial to any Global Sources Network company (as determined by the Plan Committee in its sole and absolute discretion); or for any other reason (as determined by the Plan Committee in its sole and absolute discretion); then all the Awarded Shares which have not yet vested at the time of such occurrence may (at the sole and absolute discretion of the Plan Committee) be forfeited, whereupon the Grantee shall not be entitled to the vesting or receipt thereof and any forfeited Shares held by the Trustee for the Grantee shall be available for further grants under the Master Plan, this Plan and/or any other equity compensation plan made under or pursuant to the Master Plan.

For the purposes hereof:-

the definition of “Competitor” shall be as determined by the Plan Committee (in its sole and absolute discretion), and such determination shall be final and binding upon the Grantee and his/her successor(s); and

“Global Sources Network” shall mean the Company and its subsidiaries, and any independent contractors of the Company or any of its subsidiaries (including the Company) as may be determined by the Plan Committee from time to time, collectively.

(b)
All Awarded Shares, when vested and issued to a Grantee, shall rank pari passu in all respects with other Shares of the Company of the same class, including the right for the holder thereof to receive dividends (if any); provided however that (for the avoidance of doubt), unless and until Awarded Shares are actually vested and issued to a Grantee, the Grantee shall not be entitled to receive any dividends thereon or to have any voting rights therein.

(c)	Once Shares are awarded to a Grantee, the terms of vesting cannot be varied to the detriment of the Grantee without the written consent of such Grantee.

(d)	The rights to Awarded Shares acquired by a Grantee under this Plan shall not be transferable, except in accordance with the provisions of Section 7.1(a)(ii) hereof or paragraph 1 of Schedule 1 hereto.

8.	Plan Duration

8.1	This Plan shall commence with effect from the Commencement Date (as defined in Section 14.1) and shall terminate upon:-
(a)	the expiration or termination of the Master Plan; or
(b)	the termination of this Plan in accordance with the provisions of Section 10.1 or Section 13.1 hereof,

whichever is the earliest to occur.

8.2
Shares may not be awarded after this Plan is terminated, provided that (for the avoidance of doubt) if the terms of any award made prior to the termination date of this Plan provide for the vesting of Shares thereunder to occur upon or after such termination date, then such award and the vesting of Shares thereunder shall not be prejudiced by the termination of this Plan.

9.	Administration

9.1	This Plan shall be managed and administered by the Trustee, subject always to the directions of the Plan Committee as provided under the Trust Document.

9.2
The interpretation and construction by the Plan Committee of any of the provisions of this Plan or of any Grants awarded hereunder shall be final and binding upon Grantees and their respective successors.

9.3
The Plan Committee may, from time to time, adopt further rules and regulations for carrying out this Plan and, subject to the provisions of this Plan and the directions and approval of the Plan Committee, the Trustee may issue a certificate in the form set out in the Annex to this Plan or such other form or forms of the instruments evidencing Shares awarded under this Plan as may be prescribed and approved by the Plan Committee.

9.4	Subject to the provisions of this Plan, the Plan Committee shall have full and final authority (in its sole and absolute discretion):-

(a)	to determine (from amongst Eligible Persons) the Grantees to be awarded Shares;

(b)	to determine the number of Shares to be awarded;

(c)	to determine the terms of award, including any vesting provisions;

(d)	to determine such other terms and provisions of award as it may authorise at the time when each Share is awarded (each of which terms and provisions may be different for each award); and

(e)
(subject to Section 7.1(c) above) to amend the terms of any existing award to accelerate the time or times at which Shares awarded under this Plan, or any part thereof, shall become vested, or in any other respect which shall not adversely affect the rights of the Grantee of such award of Shares.

9.5	The Trustee, the Plan Committee, the board of directors of the Company and the Company shall not be liable for any action taken, or any determination made, in good faith, in connection with this Plan.

9.6
The Company or its board of directors may delegate any of its powers, rights, duties and/or responsibilities under this Plan to the Plan Committee, who may discharge the same with the authority and in the place and stead of the Company or its board of directors (as the case may be).

10.	Terminating Transactions

10.1
Upon the occurrence of a Terminating Transaction, as hereinafter defined, this Plan shall terminate.  Upon the happening of a Terminating Transaction and the corresponding termination of this Plan, any Awarded Shares which have not yet vested (at the time of the Terminating Transaction and the corresponding termination of this Plan) shall ipso facto become vested in the respective Grantees.

10.2
“Terminating Transaction” shall mean such transaction or proceedings, resulting (whether at the time of, or upon the conclusion of, such transaction or proceedings) in the liquidation of the Company, as the Plan Committee shall in its sole and absolute discretion determine.

11.           Government Regulations

11.1
The Trustee shall not issue any Awarded Shares upon the vesting thereof, unless and until all licences, permissions and authorisations required to be granted by the Government of Bermuda, or by any authority or agency thereof, shall have been duly received.

12.	Costs and Expenses

12.1
All costs and expenses with respect to the adoption of this Plan and in connection with the registration of Shares shall be borne by the Company; provided, however, that (except as otherwise specifically provided in this Plan or in any agreement between the Company and a Grantee), the Company shall not be obliged to pay or be otherwise responsible for any costs or expenses (including but not limited to any legal fees) incurred by any Grantee, or any brokerage, service or other fees, charges, costs or expenses due or payable, or any taxes which may be due or payable, upon or in connection with any award of Shares or any Awarded Shares, and/or the vesting or issuance of Awarded Shares, and/or the holding or transfer of any Awarded Shares by any Grantee.

12.2
All Shares awarded to a Grantee shall be denominated in United States Dollars only, and any currency exchange gains and/or losses relating to such Awarded Shares during the vesting period shall be borne solely by the Grantee concerned.

13.	Amendment or Termination of the Plan

13.1
The Plan Committee (acting in its sole and absolute discretion) may alter, amend, suspend or terminate this Plan; provided however that, except as otherwise provided in this Plan, no such action shall deprive any Grantee, without his or her consent, of any of his or her rights under an award of Shares already made to the Grantee pursuant to this Plan.

13.2	No amendment of this Plan shall increase the duties and/or responsibilities of the Trustee without its consent.

14.	Effective Date of the Plan

14.1	This Plan shall be deemed to commence with effect from 24 April 2009 (“Commencement Date”).

15.           Limitation of Liability

15.1
No member of the board of directors of the Company or the Plan Committee, or any person authorised to act on their behalf, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Plan, and all members of the board of directors of the Company or the Plan Committee, and each and any person authorised to act on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

16.	Governing Law and Jurisdiction

16.1
This Plan shall be governed by and interpreted and construed in accordance with the laws of Bermuda; and the Company, the Trustee, the Plan Committee (and its members) and each Grantee, hereby irrevocably submits to the exclusive jurisdiction of the courts of Bermuda.

17.           Status of the Plan

17.1
This Plan shall be subject and subordinate to the Master Plan, and in the event of any conflict or inconsistency between the provisions of this Plan and the provisions of the Master Plan, the provisions of the Master Plan shall prevail (but only to the extent of such conflict or inconsistency).

ANNEX – FORM OF SHARE AWARD CERTIFICATE

THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

GLOBAL SOURCES LTD.

SHARE AWARD CERTIFICATE

THE GLOBAL SOURCES DIRECTORS SHARE GRANT AWARD PLAN

THIS IS TO CERTIFY that, on the date shown below, a grant of Shares was awarded to the Grantee named below, subject to the provisions of the above-mentioned Plan, as amended from time to time and to the Rules made pursuant thereto for the time being in force, to receive the number of common shares of US$0.01 each in the capital of Global Sources Ltd. specified below.

Grantee:	Name:	______________________________

	Address:	______________________________

______________________________

______________________________

Date of Award:	______________________________

Number of Awarded Shares:	______________________________

Vesting Date:	______________________________

For and on behalf of the Trustee

__________________________

SCHEDULE 1

CERTAIN OTHER CONDITIONS RELATING TO THE AWARD OF SHARES

Upon the awarding of Shares to the Grantee, such Awarded Shares shall not vest in the Grantee, but shall be held by the Trustee for the Grantee subject to the following provisions and subject to and in accordance with the provisions of this Plan:

1.	The Grantee can direct the Trustee to transfer the Awarded Shares, upon the vesting thereof, to the Grantee or to such person as the Grantee directs.

2.	No loans shall be made to a Grantee against the award of Shares under this Plan.

3.	Awarded Shares which have not yet vested under this Plan cannot be committed as collateral.

4.	It is the responsibility of the Grantee to ensure that he or she may participate in this Plan under the laws of his or her jurisdiction.

5.	All disputes regarding this Plan shall be referred to the Plan Committee for resolution, and its decision shall be final and binding.